     As filed with the Securities and Exchange Commission on April 21, 1999
                                                      Registration No. 333-46517
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          HEADLANDS MORTGAGE COMPANY
            (Exact Name of registrant as specified in its charter)


                    California                                                               94-2851992
(State or other jurisdiction of incorporation or organization)                  (I.R.S. employer identification no.)


      1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939
             (Address of principal executive offices)  (Zip code)

                          HEADLANDS MORTGAGE COMPANY


                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                                  ----------
                                 Peter T. Paul
                                   President
                          Headlands Mortgage Company
                    1100 Larkspur Landing Circle, Suite 101
                          Larkspur, California 94939
                                (415) 461-6790
(Name, address and telephone number, including area code, of agent for service)
                                 ------------

                   PLEASE SEND COPIES OF COMMUNICATIONS TO:
                           Phillip R. Pollock, Esq.
                                 Tobin & Tobin
                       500 Sansome Street, Eighth Floor
                        San Francisco, California 94111

                                  ----------

                                    PART I

     On March 30, 1999, the Registrant was acquired by GreenPoint Financial Corp., a Delaware corporation, whose shares are listed on the New York Stock Exchange. As a condition to effectiveness of the transaction, the Registrant agreed to terminate its 1998 Employee Stock Purchase Plan (the "Plan"). Accordingly, the Plan was terminated effective as of December 31, 1998.

     This Registration Statement initially covered 300,000 shares of Common Stock issuable under the Plan. Prior to termination of the Plan, the Registrant had issued a total of 64,296 shares pursuant to the terms of the Plan, which shares were covered by this Registration Statement. Accordingly, the Registrant, pursuant to the undertaking of this Registration Statement, hereby removes from registration the 235,704 shares remaining unsold upon termination of the Plan.

                                  SIGNATURES



  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on April 16, 1999.


                                      HEADLANDS MORTGAGE COMPANY


                                      By  /s/ Peter T. Paul
                                         -----------------------
                                         Peter T. Paul
                                         (President)



                               POWER OF ATTORNEY



  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               Signature                                     Position                                     Date
               ---------                                     --------                                     ----
/s/ Peter T. Paul
---------------------------------------     President, Chief Executive Officer and Director           April 16, 1998
Peter T. Paul                               (Principal Executive Officer)


/s/ Becky S. Poisson*
---------------------------------------    Executive Vice President - Operations and Director         April 16, 1998
Becky S. Poisson

/s/ Gilbert J. MacQuarrie
---------------------------------------    Executive Vice President, Chief Financial                  April 16, 1998
Gilbert J. MacQuarrie                      Officer, Secretary and Director
                                           (Principal Financial Officer and Principal
                                           Accounting Officer)

/s/ Steven M. Abreu*
---------------------------------------    Executive Vice President, Production and                   April 16, 1998
Steven M. Abreu                            Secondary Marketing

_______________________________________    Director                                                   April ___, 1998
Mark L. Korell

_______________________________________    Director                                                   April ___, 1998
Leonard Auerbach

_______________________________________    Director                                                   April ___, 1998
Mark E. Lachtman

*By /s/ Gilbert J. MacQuarrie
   ____________________________________
   Gilbert J. MacQuarrie
   Attorney-in-Fact:

                                       3